UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2009
RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16805 (Commission File Number)	22-3498533 (IRS Employer Identification No.)

196 Van Buren Street, Herndon, Virginia (Address of principal executive offices)	20170 (Zip Code)
(703) 434-8200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In connection with the departure of John Filipowicz, President Residential Markets on August 21, 2009, RCN Telecom Services, Inc., a wholly owned subsidiary of RCN Corporation, entered into a Severance Agreement (the “Severance Agreement”) with Mr. Filpowicz on September 3, 2009. Under the Severance Agreement, Mr. Filipowicz will receive separation payments in the total amount of $250,000, less applicable withholding, a pro rata bonus for the period from January 1, 2009 through the separation date, benefits continuation through the earlier of December 31, 2010 or the date Mr. Filipowicz becomes eligible for benefits coverage from another source and the vesting of equity awards as if he remained employed through the 12-month period following the separation date. The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
     10.1 Severance Agreement dated as of September 3, 2009 between RCN Telecom Services, Inc. and John Filipowicz.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION
Date: September 8, 2009	By:	/s/ Michael T. Sicoli
		Name:	Michael T. Sicoli
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Severance Agreement dated as of September 3, 2009 between RCN Telecom Services, Inc. and John Filipowicz